EXHIBIT 10.117

                  MARKETING AND CONSULTING SERVICES AGREEMENT

     THIS MARKETING AND CONSULTING AGREEMENT (the "Agreement") is made as of August 14, 1999, effective April 1, 1999, by and between Harrogate Marketing, L.L.C. ("Harrogate") and Biomune Systems, Inc., a Nevada corporation ("Biomune").


                                R E C I T A L S :

     A. WHEREAS, Harrogate and Biomune entered into a Marketing and Consulting Services Agreement dated September 1, 1998 and Amended on December 10, 1998 ("Services Agreements");

     B. WHEREAS, Biomune desires to make certain changes to the terms of the Services Agreements as follows: increase the time period to purchase Harrogate and decrease the commission structure from 45% to 10%;

     C. WHEREAS, Harrogate desires to make certain changes to the terms of the Services Agreements as follows: further define the purchase price for Harrogate.

     D. WHEREAS, Harrogate desires to payoff its debts to Biomune.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowleged, the Parties agree as follows:

         1. Termination of all Previous Agreements. It is contemplated that this Agreement replaces all previous Marketing and Consulting Agreements entered into between Biomune and Harrogate. That all compensation and services rendered are settled and that there is no further amounts owed to either party except as outlined in this Agreement.

         2. Term. The term of this Agreement will begin on the date this Agreement is executed by all parties hereto and continue until such time as Biomune discontinues the sale of nutraceutical products, subject to termination as provided in Paragraph 10, below.

         3. Services. Harrogate agrees to perform the following services in a professional manner and in accordance with applicable industry standards.

                  (a) This Agreement contemplates the personal services of Randy Olshen and should Mr. Olshen fail or become unable to perform such services personally, then such failure will be deemed a breach of this Agreement and Biomune may terminate the Agreement. Mr. Olshen will serve as the President of Biomune.



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                  (b)  Harrogate  has a sales  force and  agrees to  maintain  a sufficient sales force to market all of Biomune's products.

                  (c)  Harrogate   agrees  to  pay  for  all   advertising   and
promotional expenses associated with the sale of the Biomune products.

                  (d) For purposes of this Agreement, the term "Services" shall include the following:

                           (i)  identifying vitamin and nutritional supplement
formulations for marketing by Biomune through its subsidiary Optim Nutrition, Inc. (the "Products");

                           (ii) assisting and advising  Biomune in  negotiations
with vendors as to product formulation, manufacture, pricing, packaging, delivery schedules, and all aspects of the Products;

                           (iii)  assisting  and advising  Biomune in connection
with the preparartion, design, content, style and production of all literature, brochures, manuals, labels and other documentation relating to the Products;

                           (iv)  monitoring and advising  Biomune  concerning al
regulatory approvals, permits and issues relating to the Products, including appropriate labeling, packaging and instructions;

                           (v)  assisting   and  advising  in  connection   with
customer support and training in the use of the Products;

                           (vi) formulating point-of-sale displays and marketing
literature and assisting in the creating of an over-all marketing strategy for the Products;

                           (vii) attending trade shows,  marketing seminars, and
similar events as directed by Biomune;

                           (viii) assisting in customer and distributor training
and promotion of Products;

                           (ix)  monitoring  and  advising  Biomune  relative to
competitive issues pertinent to the Products.

                  (e) Notwithstanding the definition of Services, any demands of Harrogate by Biomune will be reasonable in terms of volume of sales, prior notice and availability.

         4.  Compensation.



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                  (a) Fees.  From April 1, 1999 through  December  31, 1999,  as compemsation for all Services rendered under this Agreement, Biomune will pay Harrogate a fee in an amount equal to ten percent (10%) of gross revenues from the sale of the Products. After December 31, 1999, as compensation for all Services rendered under this Agreement, Biomune will pay Harrogate a fee in an amount equal to forty-five percent (45%) of gross revenues from the sale of the Products. (Collectively this compensation is referred to as the "Marketing Fee"). At its sole discretion and option, Biomune may pay part or all of such fee in shares of its common stock that is freely tradeable.

                  (b) Additional Consideration. As additional consideration for the Services to be provided by Harrogate under this Agreement, Biomune grants to Harrogate the right to receive any consideration owed to it in common stock of Biomune at a price equal to the fair market value.

                  (c) Timing. Biomune will pay the Marketing Fee monthly, based on the sales reults of the previous month. Payment will be made within 15 days of the last day of each month and shall be accompanied by a detailed accounting of all sales for such month, including where practical, year-to-date information showing buyer and quantity purchased.

         5. Payment of Debt. As of September 30, 1999, Harrogate owed Biomune $1,586,593. This debt will be paid in full by Harrogate paying Biomune 353,000 shares of Bioxide common stock.

         6. Exclusivity; Right to Purchase. The grant of marketing rights to Harrogate hereunder is exclusive and Biomune agrees it will not appoint any other party to represent the Products during the term of this Agreement. Harrogate agrees to diligently provide the Services and promote sales of theProducts during the term hereof. In consideration of the grant of exclusive rights to market the Products, Harrogate hereby grants to Biomune, after December 31, 1999, the irrevocable right during the period of this agreement to acquire 100% of Harrogate in exchange for a purchase price determined by taking the last three months of gross Product sales, multiplying it by four to get an annualized gross Product sales number, then multiplying that by two times to arrive at total purchase price. For example, if the last three months totalled $1,000,000, then you would multiply that by four to come up with annualized sales which would be $4,000,000. You would then multiply annualized sales by two and come up with the $8,000,000 purchase price.

         7.  Confidential Information.

                  (a) Proprietary and Confidential Information. As used in this Agreement, "Proprietary and Confidential Information" will mean data, techniques, technical information, know-how, equipment specifications, or other information specifically designated as "Confidential Information" during the term of this Agreement. Notwithstanding any other provision of this Agreement, Proprietary and Confidential Information will not include any information that is:
                           (i)  independently developed by the receiving party;

                           (ii)  becomes or is already  available to the general
public without breach of this Agreement;


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                           (iii) rightfully received by the receiving party from
a third party without obligation of confidence; or

                           (iv) released for disclosure by the dislcosing  party
with its written consent.

                  (b) Unilateral Transfer. Biomune does not desire to receive any proprietary or confidential information of Harrogate or any third party. Harrogate warrants and represents that none of the information, Services, or results thereof shall contain any proprietary or confidential information of Harrogate or any third party.

                  (c) Confidentiality Obligation. Harrogate agrees to use the same care and discretion to avoid disclosure, publication or dissemination of the received Proprietary and Confidential Information as it employs for similar information of its own that it does not desire to publish, disclose or disseminate, except to those employees or subcontractors of Harrogate who have signed an agreement for protection of the information and who have a need to know for purposes of achieving the purposes of this Agreement.

                  (d) Return. Within thirty (30) days after termination of this Agreement, Harrogate agrees to return or destroy al documents and tangible items in its possession that contain any part of the Confidential Information received by Harrogate or provide a certificate of destruction if the information is destroyed.

                  (e)  Limitations.  This  Agreement  will not be interpreted to
restrict  either  party  from  using,   disclosing  or  disseminating   its  own
Confidential Information in ay way. Except as otherwise provided in this Agreement, this Agreement will in no way preclude either party from competing with the other or from independently developing, having developed, acquiring or marketing any other material, products, and services.

         8. Representations. Harrogate represents and warrants as follows:

                  (a) that it is able to perform the Services and that it does not have any understanding or agreement with anyone else which restricts its ability to perform such services;

                  (b) that any Services it provides and information or materials it develops for or discloses to Biomune will not in any way be based upon confidential or proprietary information derived from any source other than Biomune, unless Harrogate is specifically authorized in writing by such source to use such proprietary information; and

                  (c) that if Biomune incurs any liability or expense as a result of any valid claim that any of the above warranties is not true, Harrogate will indemnify Biomune and hold it harmless against all such liability or expense, including reasonable attorney's fees, provided that Biomune notifies Harrogate of the claim and cooperates with Harrogate in defending against the claim. Harrogate will notify Biomune if it ever becomes aware of any such claim.



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         9. Work for Hire. Everything Harrogate (including its employees) writes or develops  for Biomune or any  copyrightable  work  created for Biomune  while
performing   the  Services,   provided  that  such  writing  or  development  is
contemplated by the Project, shall be works made for hire and therefore the property of Biomune. In addition, Harrogate agrees to assign to Biomune all right title and interest in any invention, patentable or not, made or conceived solely or jointly during the course of performing the Services and related to or contemplated by the Project. Harrogate will promptly disclose any such invention to Biomune and will, upon request, execute an assignment to Biomune of any patent, trade secret or other proprietary right and will do anything else reasonably necessary to enable Biomune to perfect its rights therein. Harrogate will not license or grant any right to Products developed under the Project to any other entity during the term of this Agreement and it is acknowledged that the rights of Biomune under this Agreement are exclusive worldwide.

                  (a) Preexisitng Works. In the event that something Harrogate writes or develops while perfomring the Services constitutes a derivative work of any preexisting work, Harrogate shall provide Biomune with written notification that indicates:

                           (i)  the nature of such preexisting work;

                           (ii)  its owner;

                           (iii) any restrictions or royalty terms applicable to
Harrogate's use of such preexisting work or Biomune's exploitation of the deliverable as a derivative work; and

                           (iv) the source of  Harrogate's  authority  to employ
the preexisting work in the preparation of any material required by the Project Assignment.

                           Before initiating the preparation of any material
that is a derivative work of a preexisting work, Harrogate shall cause Biomune, its successor, and assignees, to have and obtain an irrevocable, nonexclusive, worldwide, royalty-free right and license to use such derivative work(s) for any purpose whatsoever. In the event that Harrogate fails to comply with this provision, Harrogate shall grant and hereby grants to Biomune on behalf of itself as well as each third party who has a color of title to the derivative work(s) and such preexisting works as may be incorporated into the derivative work(s) an irrevocable, nonexclusive, worldwide, royalty-free right and license to use such derivative work(s) and preexisitng materials for any purpose whatsoever.

                  (b) Patent License. From any Services performed for Biomune under this Agreement, Harrogate hereby grants to Biomune, its successors, and assignees, the royalty-free, worldwide, nonexclusive right and license under any patents developed for or owned by Harrogate, or with respect to which Harrogate has a right to grant such rights and licenses, to the extent required by Biomune to exploit the materials and exercise its full rights in the same, including the right to make, use, and sell products and services based on or incorporating such materials developed under this Agreement or in connection with the Harrogate's Services hereunder.


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         10.  Termination.

                  (a) By Either Party After June 30, 2005. After June 30, 2005, either party may terminate this Agreement at any time following thirty (30) days written notice to the other party.

                  (b) By Either Party in the Event of Breach and Failure to Cure. This Agreement may be terminated by either party at any time in the event that the other party has not performed a material covenant or has otherwise breached any material term of this Agreement upon reciept of written notice thereof if the nonperformance or breach is incapable of cure, or upon the expiration of 30 days after receipt of written notice thereof if the nonperformance or breach is capable of cure and has not been cured or significant steps have not been undertaken to effect such cure.

                  (c) Certain Rights of Biomune. If Harrogate breaches this Agreement, Biomune may (in addition to all of its other rights) require
Harrogate to give it all work in progress in exchange for reasonable compensation based on the percentage of the work completed. Harrogate acknowledges that its breach (or threatened breach) of any of its obligations under Paragraphs 7, 8, and 9 could irreparably injure Biomune and Harrogate could not remedy the damage caused Biomune simply by paying Biomune some amount of money.

                  (d) Certain Rights of Harrogate. If Biomune breaches this Agreement, Harrogate may (in addition to all of its other rights) require Biomune to transfer over to Harrogate all of its rights and interests to the Products being sold by Harrogate, except that Biomune would be entitled to a 5% royalty fee on all gross sales of the Products. Biomune acknowledges that its breach (or threatened breach) of Paragraph 4 could irreparably injure Harrogate and Biomune could not remedy the damage caused Harrogate simply by paying Harrogate some amount of money.

                  (e) Limitation of Damages. Other than for breaches of Harrogate's obligations under Paragraphs 7, 8, and 9, and Biomune's obligations under Paragraph 4, in no event will either party be liable to the other for any consequential, incidental or special damages arising out of any default under this Agreement, whether in contract or tort.

                  (f) Termination of Obligations. Upon termination of this Agreement, all obligations of Biomune to pay Harrogate the compensation provided for in Paragraph 4 will cease. Termination of this Agreement will not under any circumstances prevent or hinder Biomune from pursuing the sale or marketing of the Products through third parties or otherwise following such termination.

         11. Dispute Resolution. Any disput arising under this Agreement or its interpretation will be resolved by arbitration in accordance with the rules of the American Arbitration Association. Arbitration will occur in Salt lake City, Utah, with each party selecting one arbitrator and the two arbitrators so selected choosing a third arbitrator. A decision of the majority of such panel will be binding upon the parties and may be enforced in the courts of the state of Utah in accordance with local law.


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         12.  Non-competition.  It is acknowledged  and agreed by Harrogate that the limitations imposed by Paragraphs 7 and 9 of this Agreement are intended to prohibit and prevent Harrogate from competing in any way with Biomune. Therefore, except as expressly permitted hereunder, Harrogate will not, directly or indirectly, compete with Biomune as to the Project or the Products during the term of this Agreement.

         13.  Miscellaneous.

                  (a) Harrogate will continue to be bound by all obligations described in Paragraphs 7, 8, and 9 after the termination of this Agreement for whatever reason.

                  (b) The laws of the state of Utah will govern this Agreement (without regard to its laws governing conflicts of law). The parties consent to the exclusive jurisdiction and venue of Utah state and federal courts in any action arising out of this Agreement.

                  (c) This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof and supercedes all prior representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified only in writing and shall be enforceable in accordance with its terms when signed by the party sought to be bound.

                  (d) Harrogate will indemnify and hold Biomune harmless from all loss and liability on account of claims of persoanl injury, death, and property damages resulting from any act or omission by Harrogate (including Harrogate's agents, employees, or subcontractors) in the course of performing this Agreement. Biomune will indemnify and hold Harrogate harmless from all loss and liability on account of claims or personal injury, death, and property damages resulting from any act or omission by Biomune (including Biomune's agents, employees, or subcotractors) in the course of performing this Agreement.

                  (e) Harrogate agrees that it will not recommend to Biomune any manufacturer of products unless said manufacturer will name Biomune as an additional insured on a product liability policy of at least $1,000,000 relating to the Products and agrees to provide Biomune with copies of such policies and proof of insurance upon request.

                  (f) Neither this Agreement nor any of the rights or obligations of Harrogate arising under this Agreement may be assigned or transferred without Biomune's prior written consent. This Agreement is for the benefit of Biomune's successors and assignees, and will be binding on Harrogate's heirs and legal representatives.

                  (g) If either party cannot perform any of its respective obligations because something has happened which is beyond its reasonable control, then the non-performing party will notify the other party, take reasonable steps to resume performance as soon as possible and not be considered in breach during the period performance is beyond the party's reasonable control.



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                  (h) In the event that any term or provision of this  Agreement will be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same will have the power and is hereby authorized and directed to limit such scope, duration or area of applicability, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement will be held to be invalid or unenforceable for any reason, such invalidity or unenforceability will attach only to such provision and will not affect or render invalid or unenforceable any other provision of this Agreement.

                  (i) Either party's waiver of a default by the other does not constitute a waiver of future or other defaults.

                  (j) Harrogate is performing services for Biomune as an independent contractor, and the parties are not partners or joint venturers. Neither party may bind the other to any agreement with anyone else. Harrogate shall not represent that Harrogate is or ever has been an employee of Biomune. It is acknowledged that Harrogate is owned by a former executive officer and director of Biomune. The parties acknowledge the conflict inherent in such relationships and waive any claim of conflict of interest that may arise as a result of this business transaction. The parties believe the terms of this Agreement are fair to all parties and were negotiated at arms' length. Counsel for Biomune participated in the preparation of this Agreement and has advised each party that it should consider seeking independent legal counsel in connection with this transaction. To the extent the parties have not sought the advice of independent legal counsel, they waive such right.

                  (k) Harrogate will be solely responsible for and must maintain adequate records of expenses incurred in the course of performing services under this Agreement. No part of Harrogate's compensation will be subject to withholding by Biomune for the payment of any social security, federal, state or any other employee payroll taxes. Biomune will regularly report amounts paid to Harrogate by filing Form 1099-MISC with the Internal Revenue Service as required by law.

                  (l) Each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of Biomune and Harrogate and shall not be construed for or against either party.


                           [Signatures on the following page]


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ACKNOWLEDGED AND AGREED, this 13th day of August 1999.


BIOMUNE SYSTEMS, INC.


By: Michael G. Acton

Its: President and CEO


HARROGATE MARKETING L.L.C.


By: David G. Derrick

Its: Managing Member